UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2021

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Menlo Avenue, Suite 100 Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective May 27, 2021, the Board of Directors of 180 Life Sciences Corp. (the “Company”, “we” and “us”), with the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, appointed Russell T. Ray, MBA and Teresa DeLuca MD, MBA as members of the Board of Directors (“Board”), to fill the two vacancies on the Board (the “Appointees” and the “Appointments”), which Appointments will be effective on June 15, 2021 (the “Effective Date”). Mr. Ray and Dr. DeLuca were appointed as Class I and Class II directors, respectively, and will serve until the Company’s 2021 Annual Meeting of Stockholders (Mr. Ray) and the 2022 Annual Meeting of Stockholders (Dr. Deluca), until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

The Board of Directors determined that both of Russell T. Ray, MBA and Teresa DeLuca MD, MBA were “independent” pursuant to the rules of the NASDAQ Capital Market.

The Board of Directors has not yet determined which committees of the Board of Directors Mr. Ray or Dr. DeLuca will be appointed to.

Mr. Ray and Dr. DeLuca are not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Ray and Dr. DeLuca and any other person pursuant to which they were selected to serve as a director of the Company, nor are they a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except in connection with the Offer Letters as discussed below.

In connection with each of Mr. Ray’s and Dr. DeLuca’s appointment to the Board, such persons entered into offer letters with the Company, dated on or around May 21, 2021 (collectively, the “Offer Letters”). The Offer Letters set forth the compensation that Mr. Ray and Dr. DeLuca will be entitled to, including a grant of options to purchase $425,000 of value of shares of the Company’s common stock (value per share and number of shares determined by the Black-Scholes calculation on the date of grant) (the “Initial Option Grant”), which will vest as to 1/48 of the balance of the option shares upon each month of service after the date of grant and have an exercise price per share equal to the closing sales price of a share of common stock on the grant date, provided that to the extent such grant results in less than an option to purchase 100,000 shares of the Company’s common stock, it is expected that the difference in shares between the Initial Option Grant and 100,000 shares would be granted in the next compensation year (vesting as to 1/36 of the balance of the option shares upon each month of service after the date of grant and having an exercise price per share equal to the closing sales price of a share of common stock on the grant date); and cash fees consistent with the compensation policy of the Board of Directors as amended from time to time, which currently consists of $40,000 per compensation year for an annual retainer fee plus additional committee fees of $5,000 for each of the Compensation Committee or Nomination and Corporate Governance Committee , and $7,500 for each of the Audit Committee or Risk Committee, on which the director serves, $10,000 for the Chairperson of the Compensation Committee and the Nomination and Corporate Governance Committee and $15,000 for the Chairperson of the Audit Committee and of the Risk Committee, per year.

The foregoing summary of the material terms of the Offer Letters is not complete and is qualified in its entirety by reference to the Form of Offer Letter, a copy of which is filed herewith as Exhibit 10.1, and incorporated by reference in this Item 5.02.

The Company will enter into a standard form of Indemnity Agreement (the “Indemnification Agreement”) with Mr. Ray and Dr. DeLuca in connection with their appointment to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Ray and Dr. DeLuca under the circumstances and to the extent provided for therein, for certain expenses they may be required to pay in connection with certain claims to which they may be made a party by reason of their position as director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement, previously filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-217475), as amended, on April 26, 2017.

There are no family relationships between any director or executive officer of the Company, including, but not limited to the Appointees.

Biographical information for Mr. Ray and Dr. DeLuca is provided below:

Russell T. Ray, MBA, age 74

Mr. Ray was a Senior Advisor to HLM Venture Partners, a healthcare venture capital firm, from February 2017 to December 2017 and from January 2014 to December 2015. From January 2016 to February 2017, Mr. Ray was a Managing Director and Vice Chairman of Healthcare Investment Banking at Stifel, Nicolaus & Company, Incorporated, an investment banking firm, with a focus on health care investments. From September 2003 to September 2015, Mr. Ray served as a Partner and Senior Advisor with HLM Venture Partners, a Health Care focused Venture Capital Firm that invests in health care services, health care information technology and medical technology companies. Prior to his work with HLM, he served as Managing Director and President (and was also the founder) of Chesapeake Strategic Advisors (2002 to 2003), which invested in health care services, health care information technology and medical technology companies. Mr. Ray was formerly Managing Director and Co-Head of Global Health Care at Credit Suisse First Boston Corporation (1999 to 2002) where he led a 50-person team with offices in Baltimore, Chicago, London, New York and San Francisco focused on providing corporate finance and M&A advisory services to private and public companies in the biotechnology, health care services and health care information technology sectors. From 1987 to 1999, Mr. Ray was a Managing Director and Global Co-Head of Healthcare Investment Banking at Deutsche Bank and its predecessor entities, BT Alex. Brown and Alex. Brown & Sons. Mr. Ray served on the board of directors of Allergan, Inc. from 2003 to 2015. Mr. Ray also serves as Chairman of the Audit and Finance Committee of Merrimack Pharmaceuticals, Inc. (NASDAQ:MACK) (which position he has held since January 2015), which specializes in developing drugs for the treatment of cancer.

Mr. Ray is a former Captain in the United States Army and recipient of the Bronze Star Medal, two Air Medals and two Army Commendation Medals for Meritorious Service. He obtained a Bachelor’s of Science degree in Engineering from the United States Military Academy at West Point, a Bachelor’s of Science degree in Ecology and Evolutionary Biology from the University of Washington, a Master of Science degree from the University of Pennsylvania in both Ecology and Evolutionary Biology and received a Master of Business Administration degree in Finance from the Wharton School of Business at the University of Pennsylvania.

Mr. Ray’s strong background in finance and venture capital in the healthcare industry, as well as his prior public company Board of Directors experience and skills, make him well qualified to serve on the Board of Directors in the determination of the Board.

Teresa M DeLuca, MD, MBA, age 55

Dr. DeLuca is a physician executive and psychiatrist in New York, New York, resuming her own practice, since January 2020. Dr. DeLuca previously served as a Managing Director at Columbia University's NY Life Science Venture Fund from January 2018 to December 2019. Her responsibilities as Managing Director included leading a consortium of 12 private/public institutions (Cold Spring Harbor Laboratory, Columbia, CUNY, Einstein, Hospital for Special Surgery, Memorial Sloan Kettering Cancer Center, Mount Sinai, NYU, Rockefeller University, SUNY Downstate Medical Center, Stony Brook, Weil Cornell), and providing due diligence support for potential investments, partnerships, acquisitions, commercialization, licensing, and IPOs. Before that she served as Assistant Clinical Professor of Psychiatry at the Icahn School of Medicine at Mount Sinai in New York City from August 2014 to December 2017 and as the Chief Medical Officer of Magellan Pharmacy Solutions at Magellan Health from December 2012 to July 2014. Prior to that, she served as SVP of Pharmacy Health Solutions at Humana, VP of Clinical Sales Solutions & National Medical Director at Walgreen Co., and VP of Personalized Medicine as well as VP of Medical Policy & Clinical Quality at Medco. Prior to taking on these executive leadership roles, Dr. DeLuca was a Senior Medical Scientist at GlaxoSmithKline. Dr. DeLuca served as a director at North Bud Farms, Inc., a pharmaceutical company from May 2018 to February 2020 (CSE:NBUD) and has served as a director of Surgery Partners, Inc. (NASDAQ:SGRY), a leading operator of surgical facilities and ancillary services, since September 2016, and also currently serves on the Audit Committee and Chair Compliance and Ethics Committee of the Board of Directors of Surgery Partners, Inc.

Dr. DeLuca received a Bachelor’s degree from the University of Rochester / LIU. Dr. DeLuca received her M.B.A. from Drexel University and her M.D. from St. Georges University School of Medicine in Grenada, before undertaking her residency at Thomas Jefferson University Medical School. A strong advocate for good board governance, in 2016, Dr. DeLuca earned the Carnegie Mellon Cybersecurity certificate and continues to maintain good standing with the National Association of Corporate Directors (NACD) as a Board Leadership Fellow (Masters Level), and in 2020 Dr. DeLuca passed the NACD’s “Directorship Certified” examination (NACD.DC). Dr. DeLuca was also named “2020 Director to Watch” in the Directors & Board Annual Report.

The Board of Directors believes that Dr. DeLuca’s public company experience and background as both a practicing MD and former senior executive Chief Medical Officer with significant P&L business line ownership at global Fortune 50 companies, make her well qualified to serve on the Board of Directors in the determination of the Board.

(e)

On May 27, 2021, the Company entered into a Second Amendment to Employment Agreement with Ozan Pamir, its Interim Chief Financial Officer (the “Second Amendment”). The Second Amendment amended the terms of Mr. Pamir’s employment solely to provide that all compensation payable to Mr. Pamir under such agreement would be paid directly by the Company.

Item 3.02. Unregistered Sales of Equity Securities

We plan to claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the Initial Option Grant, since the foregoing will not involve a public offering, the recipients are “accredited investors”, and the recipients will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01. Other Events.

The Company shall issue a press release on May 27, 2021, regarding the Appointments. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Form of Director Nominee Offer Letter (May 2021)
10.2*	Second Amendment to Employment Agreement dated May 27, 2021, and effective November 6, 2020, by and between 180 Life Sciences Corp., Katexco Pharmaceuticals Corp. and Ozan Pamir
10.3	Employment Agreement dated February 24, 2021, and effective November 6, 2020, by and between 180 Life Sciences Corp. and Ozan Pamir and Amendment and Correction Thereto dated March 1, 2021 (filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on March 3, 2021, and incorporated by reference herein)(File No. 001-38105)
99.1**	Press Release dated May 27, 2021
* Filed herewith. ** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D..
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer